AMENDMENT NO. 5 TO CREDIT AGREEMENT

      THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT ("AMENDMENT NO. 5") is dated as of July 17, 1998, and is by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the "BORROWER"), the BANKS set forth therein (collectively, the "BANKS"), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (the "AGENT").

      WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Senior Secured Credit Agreement dated as of January 31, 1996, as amended by Amendment No. 1 to Credit Agreement dated as of June 27, 1996, Amendment No. 2 to Credit Agreement dated as of December 13, 1996 and Amendment No. 3 to Credit Agreement dated as of October 1, 1997 and Amendment No. 4 to Credit Agreement dated as of May 11, 1998 (the "CREDIT AGREEMENT");

      WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Credit Agreement;

     WHEREAS, the Borrower, the Banks and the Agent wish to amend the Credit Agreement as set forth herein; and

      WHEREAS, the Borrower has requested that the Banks consent to the release of the Proxies.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

            1.     DEFINITIONS.

            Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

     2. AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT AND RELATED MATTERS.

                  The parties hereto do hereby consent to the amendment and restatement of the recitals and Articles I through XI to the Credit Agreement as set forth on EXHIBIT 1 hereto and the amendment and restatement of Exhibit L [Compliance Certificate] to the Credit Agreement to read as set forth on Exhibit L attached hereto, with such amendments and restatements to be automatically effective on the date hereof, subject only to the satisfaction of the conditions set forth in Section 3 hereof.

            3. CONDITIONS OF EFFECTIVENESS OF AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT. The effectiveness of the Amendment and Restatement of the Credit Agreement is expressly conditioned upon satisfaction of each of the following conditions precedent on the date hereof:

     REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement shall be true and accurate on the date thereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions under the Senior Loan Documents and hereof; and no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist.

     AUTHORIZATION AND INCUMBENCY. There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the date hereof, and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

     all action taken by the Borrower in connection with this Amendment and the other Loan Documents; and

                               the names of the officer or officers authorized
                              to sign this Amendment and the other documents executed and delivered in connection herewith and described in this Section 3 and the true signatures of such officer or officers and, in the case of the Borrower, specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely.

     OPINIONS OF COUNSEL. There shall be delivered to the Agent for the benefit of each Bank a written opinion dated the date hereof of Joseph Huber, Esquire, in-house counsel for the Loan Parties, with such opinion to be in form and substance satisfactory to the Agent.

     CONSENTS. All consents, including without limitation the consent of the holders of the Senior Notes, required, if any, to effectuate this Amendment shall have been obtained and a copy thereof delivered to the Agent for the benefit of the Banks.

     ACKNOWLEDGMENT. Each of the Loan Parties, other than the Borrower, shall have executed the Confirmation in the form attached hereto as EXHIBIT 2 hereto.

     LEGAL DETAILS; COUNTERPARTS. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

            4. CONSENT TO RELEASE OF PROXIES. The Banks hereby consent and direct the Agent to release the Proxies.

            5. FEES AND EXPENSES. The Borrower hereby agrees to reimburse the Agent and the Banks on demand for all legal costs, expenses and disbursements relating to this Amendment No. 5 which are payable by the Borrower as provided in Sections 10.5 and 11.3 of the Credit Agreement.

            6. FORCE AND EFFECT. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

            7. GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                            [SIGNATURE PAGES FOLLOW]


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          SIGNATURE PAGE 1 OF 2 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT


      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment No. 5 as of the date first above written.

                                    FEDERATED INVESTORS, INC.



                                    By:/s/Thomas R. Donahue
                                    Title:


                                    PNC BANK, NATIONAL ASSOCIATION
                                    individually and as Agent



                                    By:/s/signature
                                    Title:  Vice President


                                    BANK OF AMERICA NT&SA



                                    By:/s/John G. Hayes
                                    Title:  Vice President


                                    STATE STREET BANK AND TRUST COMPANY



                                    By:/s/F. Omar Hazoury
                                    Title:  Vice President


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK



                                    By:/s/Glenda L. Winter-Irving
                                    Title:Vice President


                                    COMMERZBANK AKTIENGESELLSCHAFT
                                    NEW YORK BRANCH



                                    By:  /s/William M. Earley
                                        /s/Edward J. McDonnell, III  C.F.A.
                                    Title:Vice Presidents

          SIGNATURE PAGE 2 OF 2 TO AMENDMENT NO. 5 TO CREDIT AGREEMENT



                                    THE BANK OF NEW YORK



                                    By:/s/signature
                                    Title:


                                    THE BANK OF NOVA SCOTIA



                                    By:/s/F.C.H. Ashby
                                    Title: Senior Manager Loan Operations


                                    FIRST UNION NATIONAL BANK



                                    By:/s/Kevin O'Rourke
                                    Title: Assistant Vice President


                                    NATIONSBANK, N.A.



                                    By:/s/signature
                                    Title:


                                    NATIONAL CITY BANK OF PENNSYLVANIA



                                    By:/s/signature
                                    Title:  Assistant Vice President


                                    STAR BANK, N.A.



                                    By:/s/signature
                                    Title:  Vice President


                                    THE CHASE MANHATTAN BANK



                                    By:/s/ David J. Cintron
                                    Title:  Vice President